EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Pixar:

We consent to the use of our reports dated February 2, 2004, with respect to the balance sheets of Pixar as of December 28, 2002 and January 3, 2004, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 3, 2004, and the related schedule, incorporated herein by reference.

/s/ KMPG LLP

San Francisco, California

November 4, 2004